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                                                                   Exhibit 10.55

                       AGREEMENT FOR TERMINATION OF LEASE
                       AND VOLUNTARY SURRENDER OF PREMISES

     This Agreement for Termination of Lease and Voluntary Surrender of Premises (this "Agreement") is made and entered into as of the 12th day of July, 2002, by and between ARE-2425.2400/2450 Garcia Bayshore LLC, a Delaware limited liability company ("Landlord") and Equinix Operating Co., Inc., a Delaware corporation ("Tenant") with reference to the following:

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease (the "Lease") dated as of March 20, 2000 (the "Lease"), wherein Landlord leased to Tenant certain premises (the "Premises") located at 2425 Garcia Avenue, Mountain View, California, and more particularly described in the Lease. All initially capitalized terms not defined specifically herein shall have the meanings set forth in the Lease.

B. Tenant has entered into that certain Sublease dated as of December 12, 2001 (the "Sublease") with Google, Inc., a California corporation ("Subtenant").

C. Tenant desires to terminate the Lease, which termination will be earlier than the date of termination set forth in the Lease.

D. Landlord is willing to agree to the early termination of the Lease as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, in further consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is acknowledged, Landlord and Tenant agree as follows:

     1. Termination Date. Landlord and Tenant hereby agree to terminate the Lease, subject to Tenant's satisfaction or Landlord's waiver of the terms and conditions set forth herein. The termination of the Lease shall be effective as of July 31, 2002 (the "Termination Date").

     2. Termination and Surrender. Tenant voluntarily surrenders all rights of possession of the Premises as of the Termination Date. After the Termination Date, Tenant shall have no rights of any kind with respect to the Premises.

     3. No Further Obligations. Landlord and Tenant agree that Landlord and Tenant are excused as of the Termination Date from any further obligations with respect to the Lease, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease, and as otherwise provided herein. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant in connection any Hazardous Substances (as defined in the Lease) or for violations of any governmental requirements or any requirements of applicable law. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Termination Date.



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     4. Removal of Personal Property. Tenant shall have no obligation to
Landlord for any personal property of Subtenant in the Premises. Landlord acknowledges that Subtenant is using the personal property of Tenant in the Premises. Any personal property of Tenant remaining in the Premises as of the date that the Sublease terminates shall be deemed to be abandoned by Tenant, and may be disposed of by Landlord, in Landlord's sole discretion, without obligation or liability to Tenant.

     5. Surrender of Subtenant's Security Deposit. The termination of the Lease shall be subject to the condition precedent that as of the Termination Date, Tenant shall have refunded to Subtenant its security deposit, or shall have delivered the full amount of the security deposit of Subtenant to Landlord as directed by Subtenant.

     6. No Assignment or Subletting. Tenant represents and warrants that, except for the Sublease, Tenant has not assigned, mortgaged, pledged, encumbered or otherwise transferred any interest in the Lease and that Tenant holds the interest in the Premises set forth in the Lease as of the date of this Agreement.

     7. No Further Modification/Counterparts/Authorization. This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be executed in counterparts which, taken together, will constitute one agreement binding on the parties. The persons signing below represent and warrant that they are duly authorized to execute this Agreement.

     8. Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

     9. Attorneys' Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys' fees and costs paid by the other party.

     10. Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

     11. Headings. Section headings in this Agreement are for convenience of reference only, and shall not be construed to affect or modify the substantive meaning of any Section hereof.

     12. Tenant's Acknowledgment. Tenant acknowledges that it has read the foregoing provisions, understands them, and is bound by them. Time is of the essence in this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company

By:      ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
         a Delaware limited partnership,
         managing member

         By:      ARE-QRS CORP.,
                  a Maryland corporation,
                  general partner


         By:  /s/ Joel S. Marcus
            ----------------------------
         Name:  Joel S. Marcus
              --------------------------
         Title:  CEO
               -------------------------




TENANT:

EQUINIX OPERATING CO., INC.

a Delaware corporation

By: /s/ Renee F Lanam
   ---------------------------
Name:   Renee F Lanam
     --------------------------
Title: Chief Financial Officer and General Counsel
      --------------------------------------------

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